As filed with the Securities and Exchange Commission on May 15, 1998
                                            Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933

                      THE LOEWEN GROUP INC.
     (Exact name of registrant as specified in its charter)

     BRITISH COLUMBIA, CANADA                   98-0121376
         (State or other                     (I.R.S. Employer
         jurisdiction of                    Identification No.)
         incorporation or
          organization)

                       4126 NORLAND AVENUE
            BURNABY, BRITISH COLUMBIA, CANADA V5G 3S8
                         (604) 299-9321
       (Address, including zip code, and telephone number,
      including area code, of principal executive offices)

           EMPLOYEE STOCK OPTION PLAN (INTERNATIONAL)
               EMPLOYEE STOCK OPTION PLAN (CANADA)
              EMPLOYEE SHARE PURCHASE PLAN (CANADA)
                    (Full title of the plans)

                         LAWRENCE MILLER
                LOEWEN GROUP INTERNATIONAL, INC.
                       3190 TREMONT AVENUE
                   TREVOSE, PENNSYLVANIA 19053
                         (215) 364-7770
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           COPIES TO:
                       MICHELLE L. JOHNSON
              THELEN, MARRIN, JOHNSON & BRIDGES LLP
               TWO EMBARCADERO CENTER, SUITE 2100
              SAN FRANCISCO, CALIFORNIA 94111-3995
                         (415) 392-6320

                    CALCULATION OF REGISTRATION FEE

    Title of     Amount to be   Proposed     Proposed       Amount of
securities to be  registered     maximum      maximum     registration
 registered (1)      (2)        offering     aggregate         fee
                                  price      offering
                                   per       price (3)
                                share(3)
Common shares     1,704,188      $28.00     $47,717,264    $14,076.60
without par
value

(1) The Common shares without par value of the registrant ("Common Shares") are subject to the Shareholder Protection Rights Plan dated April 20, 1990, as amended, pursuant to which each issued and outstanding Common Share is accompanied by a right that entitles the holder to purchase one additional Common Share upon the occurrence of certain events involving an actual or potential change in control of the registrant.

(2) The maximum number of additional Common Shares to be offered under the Employee Stock Option Plan (International), the
     Employee  Stock Option Plan (Canada) and the Employee  Share
     Purchase Plan (Canada).

(3) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low prices of Common Shares on the New York Stock Exchange on May 12, 1998.

  INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE

      This Registration Statement is filed to register 400,000 Common shares without par value ("Common Shares") of The Loewen Group Inc. (the "Registrant") authorized to be issued pursuant to the Registrant's Employee Stock Option Plan (International), formerly the Employee Stock Option Plan (United States) (the "International Plan"), 700,000 Common Shares of the Registrant authorized to be issued pursuant to the Registrant's Employee Stock Option Plan (Canada) (the "Canadian Plan") and 604,188 Common Shares of the Registrant authorized to be issued pursuant to the Registrant's Employee Share Purchase Plan (Canada) (the "Canadian Purchase Plan"). A Form S-8 Registration Statement with respect to 1,600,000 Common Shares authorized to be issued pursuant to the International Plan and the Registrant's Employee Share Purchase Plan (United States) (File No. 33-42892) was filed by the Registrant on September 23, 1991; a Form S-8 Registration Statement with respect to 1,350,000 Common Shares authorized to be issued pursuant to the International Plan (File No. 33-79604) was filed by the Registrant on June 1, 1994; a Form S-8 Registration Statement with respect to 600,000 Common Shares authorized to be issued pursuant to the International Plan (File No. 33-95496) was filed by the Registrant on August 7, 1995; a Form S-8 Registration Statement with respect to 650,000 Common Shares authorized to be issued pursuant to the International Plan (File No. 333-07033) was filed by the Registrant on June 27, 1996; a Form S-8 Registration Statement with respect to 1,000,000 Common Shares authorized to be issued pursuant to the
International Plan (File No. 333-38553) was filed by the Registrant on October 22, 1997 and a Form S-8 Registration Statement with respect to 2,379,105 Common Shares authorized to be issued pursuant to the Canadian Plan (File No. 333-38551) was filed by the Registrant on October 22, 1997. Except for Part II, Items 3, 6, 8 and 9, which are set forth below, the contents of such earlier Registration Statements are hereby incorporated by reference.

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed with the Securities and Exchange Commission (the "Commission") by The Loewen Group Inc. (the "Registrant") are specifically incorporated by reference herein and form an integral part of this Registration Statement:

          (a)   Annual  Report on Form 10-K for  the  year  ended
          December   31,  1997,  filed  March  30,   1998   (File
          No. 1-12163);

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above; and

          (c) The description of the Common Shares contained in the Registrant's Current Report on Form 8-K, dated May
          2, 1997, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and other documents (except that no document shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold).

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 152 of the Company Act of British Columbia provides in part that:

       A company may, with the approval of the court, indemnify a director or former director of the company or a director of a corporation of which it is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director, including an action brought by the company or corporation, if

       (a) he acted honestly and in good faith with a view to the best interests of the corporation of which his is or was a director; and

       (b) in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful.

        Part 19 of the Registrant's Articles provides that the Registrant shall indemnify its directors generally in accordance with the provisions of Section 152 and that the Registrant shall indemnify its Secretary and any Assistant Secretary against all costs, charges and expenses incurred that have arisen as a result of serving the Registrant in such capacity. The Articles further provide that the Registrant may indemnify any of its officers, employees or agents against all costs, charges and expenses incurred as a result of acting as an officer, employee and agent of the Registrant.

       Pursuant to indemnification agreements, the Registrant has agreed to indemnify its directors and certain officers against all costs, charges and expenses incurred by reason of being a director or officer of the Registrant. The Registrant's duty to indemnify is subject to court approval and conditioned upon the individual acting honestly and in good faith with a view to the best interests of the Registrant.


ITEM 8.  EXHIBITS

      Exhibit
      Number   Description

      5        Opinion of Counsel

      23.1     Consent of Counsel (included in Exhibit 5)

      23.2     Consent of KPMG

      23.3     Consent of KPMG Audit

      24 Power of Attorney (included on the signature pages to this Registration Statement)


EXHIBIT 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in one or more periodic reports filed with or furnished to the Commission by the registrant pursuant to
     Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, Province of British Columbia, Canada, on the 15h day of May, 1998.


                              THE LOEWEN GROUP INC.



                              By: /s/ Raymond L. Loewen
                                 Raymond L. Loewen
                                 Chairman of the Board,
                                 President and Chief
                                      Executive Officer



                        POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Raymond L. Loewen and Paul Wagler, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Dated: May 15, 1998       /s/ Raymond L. Loewen
                         Raymond L. Loewen
                         Chairman of the Board, President, Chief
                         Executive Officer and Director
                         (Principal Executive Officer)

Dated: May 15, 1998       /s/ Paul Wagler
                         Paul Wagler
                         Senior Vice-President, Finance and Chief
                         Financial Officer
                         and Director
                         (Principal Financial Officer)


Dated: May 15, 1998       /s/ Wm. Grant Ballantyne
                         Wm. Grant Ballantyne
                         Senior Vice-President, Financial Control
                         and Administration
                         (Principal Accounting Officer)


Dated: May 15, 1998       /s/ Kenneth S. Bagnell
                         Kenneth S. Bagnell
                         Director


Dated: May 15, 1998       /s/ The Honorable J. Carter Beese, Jr.
                         The Honorable J. Carter Beese, Jr.
                         Director


Dated: May 15, 1998       /s/ Earl A. Grollman
                         Earl A. Grollman
                         Director


Dated: May 15, 1998       /s/ Timothy R. Hogenkamp
                         Timothy R. Hogenkamp
                         Director


Dated: May 15, 1998       /s/ Peter S. Hyndman
                         Peter S. Hyndman
                         Director


Dated: May 15, 1998       /s/ Albert S. Lineberry, Sr.
                         Albert S. Lineberry, Sr.
                         Director

Dated: May 15, 1998       /s/ Charles B. Loewen
                         Charles B. Loewen
                         Director


Dated: May 15, 1998       /s/ Robert B. Lundgren
                         Robert B. Lundgren
                         Director


Dated: May 15, 1998       /s/ James D. McLennan
                         James D. McLennan
                         Director


Dated: May 15, 1998       /s/ Lawrence Miller
                         Lawrence Miller
                         Director


Dated: May 15, 1998       /s/ Ernest G. Penner
                         Ernest G. Penner
                         Director


Dated: May 15, 1998       /s/ Kenneth T. Stevenson
                         Kenneth T. Stevenson
                         Director


Dated: May 15, 1998       /s/ The Right Honourable John N. Turner
                         The Right Honourable John N. Turner,
                           P.C., C.C., Q.C.
                         Director


AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

     The undersigned is the Registrant's authorized representative in the United States.



Dated: May 15, 1998       /s/ Lawrence Miller
                         Lawrence Miller

                          EXHIBIT INDEX


      Exhibit
      Number   Description

      5        Opinion of Counsel

      23.1     Consent of Counsel (included in Exhibit 5)

      23.2     Consent of KPMG

      23.3     Consent of KPMG Audit

      24 Power of Attorney (included on the signature pages to this Registration Statement)